Exhibit 99.1

ConnectM Receives Nasdaq Notice on Late Filing of its Form 10-K

Marlborough, MA, April 23, 2025 (PR NEWSWIRE) – ConnectM Technology Solutions, Inc. (Nasdaq: CNTM) (“ConnectM” or the “Company”), a high-growth technology company on the leading edge of the energy economy, today announced it received a notice (the “Letter”) from Nasdaq on April 17, 2025, notifying the Company that it is not in compliance with the Securities and Exchange Commission (the “SEC”) periodic reporting requirements for continued listing, as set forth in Nasdaq Listing Rule 5250(c)(1), because the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 10-K”), was not filed with the SEC by the required due date.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 10, 2024, on September 4, 2024, the Company received a notice from Nasdaq stating that the Company’s listed securities failed to comply with the $50,000,000 market value of listed securities (“MVLS”) requirement for continued listing on The Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(A) (the “Rule”) based upon the Company’s MVLS for the 30 consecutive business days prior to the date of the Notice. The Company was provided a period of 180 calendar days, or until March 3, 2025, in which to regain compliance.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on March 12, 2025, on March 7, 2025, the Company received another notice from Nasdaq stating that the Company had not regained compliance with the Rule. Accordingly, its securities were subject to delisting unless the Company timely requested a hearing. The Company timely requested a hearing. The hearing request stayed any suspension or delisting action pending the completion of the hearings process.

With respect to the Letter, the Company has advised Nasdaq that it intends to file the 2024 10-K within the very near term and thus requires only a limited further extension of time for the filing of the 2024 10-K. However, there can be no assurance that the Company will ultimately regain compliance with all applicable requirements for continued listing or that Nasdaq will grant the Company a further extension to regain compliance with all applicable requirements for continued listing.

About ConnectM Technology Solutions, Inc.

ConnectM is a constellation of companies powering next generation equipment, mobility and distributed energy—thus enabling a faster, smarter transition to a modern energy economy. The Company delivers an advanced, proprietary Energy Intelligence Network platform designed to empower residential and commercial service providers and original equipment manufacturers, to optimize energy efficiency, enhance operational performance, and support sustainable innovation. Leveraging technology, data, artificial intelligence, and behavioral economics, ConnectM aims to lower energy costs and reduce carbon emissions globally.

For more information, please visit: https://www.connectm.com/

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue," "project" or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the "Cautionary Note Regarding Forward-Looking Statements" section of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2024. Such filing identifies and addresses other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations

Dave Gentry, CEO

RedChip Companies, Inc.

1-407-644-4256

CNTM@redchip.com